FORM N-SAR FOR THE SEMI-ANNUAL PERIOD ENDED 6/30/01

REGISTRANT: METROPOLITAN SERIES FUND, INC.

ITEM 77: Attachments

SUB-ITEM 77C: Submission of matters to a vote of security holders

1.	The Annual Meeting of the Shareholders of Metropolitan Series Fund, Inc.
was held on April 27, 2001.

Submitted to a vote at the meeting was the election of the following named persons as members of the Board of Directors of the Corporation as set forth opposite their respective names, being all the votes represented at the meeting:

              				       For           			Withheld
Steve A. Garban			       666,697,330.713		18,613,650.865
Arthur Typermass		       666,994,844.893		18,613,136.685
David A. Levene			       666,693,910.087		18,617,071.491
Toby Rosenblatt			       666,614,815.231		18,696,166.347
Dean O. Morton			        666,260,695.227		18,050,286.351
Michael S. Scott Morton		666,695,355.727		18,615,625.851
Linda B. Strumpf		       666,976,850.697		18,334,400.881
Hugh Jesse Arnelle	     	666,415,871.503		18,895,110.075

Submitted to a vote at the meeting was the approval of the new investment management agreement with New England Investment Management, LLC for each of the Portfolios of the Corporation and set forth below are the appropriate number of votes in each Portfolio represented at the meeting:

Portfolio				                   For	            Against	        Abstain
S.S.R. Growth                   83,069,409.739  27,057,750.982  5,303,126.128
S.S.R. Incom	                   37,565,157.763     983,610.731  1,980,419.508
S.S.R. Diversified             140,202,270.698   3,206,031.648  9,005,457.257
S.S.R. Aggressive Growth        44,480,583.551   1,342,462.627  2,563,176.087
S.S.R. Money Market 	            4,521,643.285     346,792.065    126,225.963
S.S.R. Aurora Small Cap Value    6,192,722.649     130,558.390    178,387.519
Putnam International Stock      24,577,040.392     734,594.892  1,250,238.816
Putnam Large Cap Growth 	        3,218,287.939      17,643.142     85,945.162
Loomis Sayles High Yield Bond    7,611,787.868     146.001.852    370,710.252
Janus Mid Cap 			               69,699,757.341   2,235,780.927  3,757,883.127
T.Rowe Price Small Cap Growth   22,254,581.280     712,333.672  1,180,248.863
T Rowe Price Large Cap Growth  	13,439,145.319	    448,360.283	   502,240.379
Scudder Global Equity 		        13,731,402.655     373,364.878	   859,455.838
Harris Oakmark Large Cap Value 	 6,433,983.504	    161,818.424	   283,518.478
L.B. Aggregate Bond Index 	     14,898,681.809     404,912.083    866,272.130
MetLife Mid Cap Stock Index 	    6,007,069.824     108,989.430	   249,720.892
MetLife Stock Index 			        103,582,338.643   2,909,781.569  6,456,487.751
Morgan Stanley EAFE Index 		     8,514,494.957 	   164,426.807	   367,235.101
N.B.P. Mid Cap Value             9,784,984.203     211,679.799	   535,680.852
Russell 2000 Index              11,515,686.466     279,129.827    466,472.558

Submitted to a vote at the meeting was the approval of the new sub-investment management agreement by and among Metropolitan Life Insurance Company, the Corporation and with New England Investment Management, LLC for certain Portfolios of the Corporation and set forth below are the appropriate number of votes in such Portfolios represented at the meeting:

Portfolio			                  For               Against	       Abstain
L.B. Aggregate Bond Index     14,823,751.633    454,988.055    888,126.333
MetLife Mid Cap Stock Index	  	6,007,069.824    108,989.430    249,720.892
MetLife Stock Index 		       103,849,254.855  2,768,493.223  6,330,859.885
Morgan Stanley EAFE Index 	   	8,544,025.878    158,201.110	   343,929.877
Russell 2000 Index		          77,602,584.753    231.944.874    426,759.223

Submitted to a vote at the meeting was the approval of granting of authority to New England Investment Management, LLC to enter into new sub-investment management agreements without additional shareholder approval and set forth below are the appropriate number of votes in each Portfolio represented at the meeting:

Portfolio				                   For	             Against	        Abstain
SSR Growth	                     77,376,783.263   7,164,241.225   6,537,287.360
SSR Income 		                   35,382,642.057   2,806,105.785   2,340,440.160
SSR Diversified 	              130,924,215.184  10,786,834.891  10,708,709.528
SSR Aggressive Growth           41,482,995.587   3,860,114.504   3,043,112.173
SSR Money Market 	               4,194,841.828     564,413.272	    235,406.213
SSR Aurora Small Cap Value       5,885,402.982     387,969.791   	 228,295.785
Putnam International Stock 		   23,255,038.548   1,895,750.114   1,411,085.438
Putnam Large Cap Growth 		       2,972,616.521     121,000.340	    228,259.381
Loomis Sayles High Yield Bond    7,266,594.673     460,075.655     401,829.645
Janus Mid Cap 				              65,224,856.123   6,037,918.282   4,430,646.990
T.Rowe Price Small Cap Growth   21,058,208.925   1,872,578.483   1,216,378.407
T.Rowe Price Large Cap Growth  	12,802,521.452     973,451.223	    613,773.306
Scudder Global Equity 		        13,039,940.243   1,003,637.133    	920,645.993
Harris Oakmark Large Cap Value 	 6,174,751.782     381,652.586    	322,916.047
L.B. Aggregate Bond Index 	     14,270,676.891     819,793.384   1,076,395.746
MetLife Mid Cap Stock Index 		   5,763,385.557     262,164.417    	340,230.172
MetLife Stock Index 			         96,907,222.582   8,417,902.137   7,623,483.243
Morgan Stanley EAFE Index 		     8,151,852.158     372,962.999	    521,341.708
N.B.P. Mid Cap Value             9,268,623.952     773,297.077	    490,423.824
Russell 2000 Index 			          10,941,650.089     614,375.238     705,263.523

Submitted to a vote at the meeting was the ratification of the selection of Deloitte & Touche as independent auditors for the Corporation for the Year 2001 and set forth below are the appropriate number of votes in each Portfolio represented at the meeting:

Portfolio				                  For	            Against	       Abstain
SSR Growth 	                   85,400,238.886  1,195,948.004  4,482,124.958
SSR Income 	                   38,238,276.638	   448,167.770  1,842,743.593
SSR Diversified 	             142,518,508.964  1,513,206.548  8,382,044.091
SSR Aggressive Growth          45,475,105.341	   696,989.564  2,214,127.359
SSR Money Market 	              4,563,509.268	   366,397.330     64,754.716
SSR Aurora Small Cap Value      6,323,689.103	    19,214.860	    58,764.595
Putnam International Stock 		  25,159,950.726	   343,003.982  1,058,919.392
Putnam Large Cap Growth         3,207,112.092	    13,969.871    100,794.279
Loomis Sayles High Yield Bond   7,718,998.135	    50,521.293    358,980.545
Janus Mid Cap 			              71,224,410.827  1,064,559.387  3,404,451.181
T.Rowe Price Small Cap Growth 	22,688,097.053   	282,228.252  1,176,838.510
T.Rowe Price Large Cap Growth 	13,788,900.705   	137,549.957    463,295.319
Scudder Global Equity 		       14,109,754.822   	140,128.794    714,339.753
Harris Oakmark Large Cap Value	 6,532,441.034	    49,787.712    297,091.669
L.B. Aggregate Bond Index 	    15,057,973.416   	227,670.157    881,222.449
MetLife Mid Cap Stock Index 		  6,102,513.034	    61,397.032    201,870.080
MetLife Stock Index 		        105,992,040.545  1,440,126.664  5,516,440.754
Morgan Stanley EAFE Index 	     8,671,926.140	    61,078.897    313,151.828
N.B.P. Mid Cap Value           10,035,843.423	    48,281.254    448,220.177
Russell 2000 Index		           11,757,275.221	    93,055.984    410,957.646